Exhibit 10.40

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT NUMBER 1 AND WAIVER AGREEMENT

TO EXCLUSIVE LICENSE AGREEMENT

THIS   AMENDMENT   NUMBER   1   AND   WAIVER   AGREEMENT   (this “Amendment”), dated as of December 20, 2018, is entered into by and between Helio Vision, Inc., a Delaware corporation (“Licensee”), and Massachusetts Eye and Ear Infirmary, a Massachusetts non-profit organization (“MEEI”). Licensee and MEEI are the sole parties to that certain Exclusive License Agreement, dated as of July 7, 2017, (the “Agreement”).  Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Agreement.

Licensee and MEEI hereby agree as follows:

1.Subsection (b) of Section 5.1.3 of the Agreement is hereby amended by deleting the text “***** after the Effective Date” and replacing it with “*****”.

2.MEEI hereby acknowledges that it received, on or about August 29, 2018, a letter (the “2018 Update Letter”) from the Licensee’s Chief Financial Officer summarizing Licensee’s then current royalty payment obligations to MEEI (which were $0.00 as of such date) and containing the Company’s Development Plan and information intended to be responsive to Licensee’s obligation to provide a progress report pursuant to Section 5.1.5 of the Agreement (a “Progress Report”).  MEEI also acknowledges that Licensee obtained the orphan drug designation for Licensed Product contemplated by Section 5.1.3(a) of the Agreement by April of 2018 (and did not receive it within one year of the Effective Date) and that the 2018 Update Letter included a description of the path for registration of Licensed Product that was sufficient to satisfy the Licensee’s requirements under Section 5.1.3(a).  MEEI hereby waives any breach of the Agreement by Licensee resulting from any failure of Licensee to have delivered the Development Plan within 90 days after the Effective Date, or to have delivered a Progress Report or royalty report pursuant to Section 4.1 of the Agreement prior to delivery of the 2018 Update Letter.  MEEI hereby accepts the 2018 Update Letter as satisfying for all purposes of the Agreement the Licensee’s obligations pursuant to Sections 4.1, 5.1.3 and 5.1.5 of the Agreement from the Effective Date through the date of the 2018 Update Letter.

3.Except as expressly set forth herein, nothing contained herein shall be deemed to amend, modify or waive any other terms of the Agreement.

4.This Amendment may be executed in any number of counterparts, including by electronic or .PDF format, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Amendment shall be governed by and construed under the laws of the Commonwealth of Massachusetts, exclusive of the provisions thereof governing conflict of laws.

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GDSVF&H\4918295.1

IN WITNESS WHEREOF, the undersigned have executed this Amendment as an instrument under seal.

HELIO VISION, INC.

By:	/s/Josef von Rickenbach
Name: Josef von Rickenbach
Title: President

MASSACHUSETTS EYE AND EAR INFIRMARY

By:	/s/John Fernandez
Name: John Fernandez
Title: President

GDSVF&H\4918295.1